EXHIBIT 99.5


                  IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                             IN AND FOR NEW CASTLE COUNTY

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          FREDRIC MICHAEL BOYK,
                                            :
                              Plaintiff,
                                            :      Civil Action No. 15815
                    -against-
                                            :
          WILLIAM W. SPRAGUE III, R. EUGENE
          CARTLEDGE, LEE B. DURHAM, JR.,    :      CLASS ACTION COMPLAINT
          ROBERT L. HARRISON, JAMES M.
          REED, DALE C. CRITZ, ARTHUR M.    :
          GIGNILLIAT, JR., ROBERT S.
          JEPSON, ARNOLD TENENBAUM, W.      :
          WALDO BRADLEY, JOHN D. CARSWELL,
          F. SPRAGUE EXLEY, HUGH M.         :
          TARBUTTON, SAVANNAH FOODS &
          INDUSTRIES, INC. and FLO-SUN      :
          INC.,
                                            :
                              Defendants.
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                    Plaintiff, by his attorneys, alleges the following
          upon information and belief, except for those allegations which pertain to plaintiff, which allegations are based upon personal knowledge:

                                   THE PARTIES

                    1. Plaintiff, Fredric Michael Boyk, is and has been, at all relevant times, the owner of shares of the common stock of Savannah Foods & Industries Inc. ("Savannah Foods" or the "Company").

                    2. Savannah Foods is a corporation organized and existing under the laws of the State of Delaware with its principal executive offices located at 2 East Bryan Street, Savannah, Georgia. It refines and markets bulk and liquid sugars and sugar products and produces and markets a line of packaged sugars and portion control items.

                    3. Defendant William Sprague III ("Sprague") is the President, Chief Executive Officer and Chairman of the Board of Directors of Savannah Foods. Defendant F. Sprague Exley is the Senior Vice President of Human Resources and Administration, Assistant Secretary and a director of Savannah Foods.

                    4.   Defendants R. Eugene Cartledge, Lee B.
          Durham, Jr., Robert L. Harrison, James M. Reed, Dale C. Critz, Arthur M. Gignilliat, Jr., Robert S. Jepson, Arnold Tenenbaum, W. Waldo Bradley, John D. Carswell and Hugh M. Tarbutton are directors of Savannah Foods.

                    5.   The above-named individual defendants
          (collectively, the "Individual Defendants") owe fiduciary duties of good faith, loyalty, fair dealing, due care, and candor to plaintiff and the other members of the Class (as defined below).

                            CLASS ACTION ALLEGATIONS

                    6. Plaintiff brings this action pursuant to Rule 23 of the Rules of this Court, on behalf of himself and all other stockholders of the Company similarly situated and their successors in interest (the "Class"). Excluded from the Class are the defendants herein, members of their immediate families, and any subsidiary, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

                    7. This action is properly maintainable as a class action for the following reasons:

                         (a) the Class is so numerous that joinder of all members is impracticable. There are millions of shares of Savannah Foods common stock outstanding held by hundreds of shareholders of record and many more beneficial owners;

                         (b)  there are questions of law and fact
          which are common to the Class including, inter alia, the following:

                              (i)  whether the Individual Defendants,
          aided and abetted by Flo-Sun, have breached their fiduciary duties owed to plaintiff and the other members of the Class; and

                              (ii) whether plaintiff and the other
          members of the Class would be irreparably damaged were defendants not enjoined from the conduct described herein;

                         (c)  the claims of plaintiff are typical of
          the claims of the other members of the Class and plaintiff has no interest that are adverse or antagonistic to the interests of the Class;

                         (d)  the plaintiff is committed to
          prosecuting this action and has retained counsel competent and experienced in litigation of this nature. Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class;

                         (e)  the prosecution of separate actions by
          individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests; and

                         (f) the defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                             SUBSTANTIVE ALLEGATIONS

                    8.   (a)  On July 15, 1997, Savannah Foods
          announced that it had entered into an agreement whereby a new entity would be created in which the present shareholders of Savannah Foods would have a 41.5% equity interest, Flo-Sun would have a 39.4% interest, and Florida Crystals Inc., a unit of Flo-Sun, would have a 19.1% interest. Flo-Sun, however, would have eight votes per share and therefore 83% of the voting power of the shares of the new entity (the proposed transaction will be referred to as the "Sale of Control").

                         (b)  Flo-Sun is a privately-owned company
          controlled by the Fanjul family. Thus, if the Sale of Control is consummated, control of Savannah Foods and its valuable assets and affairs will pass from its present shareholders to Flo-Sun and the Fanjul family.

                    9. Defendant Sprague will serve as president of the new entity's refining division. The new entity's Chief Executive Officer will be the present Chief Executive
          Officer of Flo-Sun, Alfonso Fanjul.

                    10. Following the announcement of the Sale of Control, the price of Savannah Foods' common stock dropped more than 15% from $18 11/16 to $14 7/8.

                    11. Commentators had nothing but negative things to say about the Sale of Control. Patricia Row, a manager at Kennedy Capital Management, was quoted as stating, "Savannah Foods is throwing in the towel and it's not getting cash or anything." Robert Buettner, a manager at Ryback Management, was quoted as stating, "This company has dramatically increased the quality of its balance sheet and now it seems ready to just give it away. It is likely that if Savannah Foods were for sale, there would be a higher bidder."

                    12. The Sale of Control is wrongful, unfair and harmful to Class members because, among other things:

                         (a)  the intrinsic value of Savannah Foods'
          stock is materially in excess of the consideration which Savannah Foods' shareholders will receive in the Sale of Control, giving due consideration to the Company's future earnings potential, cash flow and profitability;

                         (b)  the directors of Savannah Foods have
          failed to maximize the value of its shareholders' equity by "shopping" the Company or conducting an auction of the Company or seeking other alternatives to maximize shareholder value;

                         (c) Savannah Foods' directors have failed to conduct a market check to ascertain the highest price that could be attained for Savannah Foods in a change of control transaction;

                         (d) Savannah Foods' directors have failed to negotiate for an adequate premium for the Sale of Control of Savannah Foods to Flo-Sun and the Fanjul family. Indeed, not only will Savannah Foods' shareholders be deprived of a premium for transferring control of Savannah Foods, but instead they will suffer a diminution in the value of their investment, evidenced by the investment community's reaction to the announcement of the Sale of Control. In essence, if the Sale of Control is consummated, Savannah Foods' shareholders will sell control of the Company for no consideration whatsoever.

                    13.  The decisions of the defendants are not
          protected by the business judgment rule because the transaction at issue is a sale of control to Flo-Sun. Under these circumstances, the Individual Defendants have a fiduciary duty to Savannah Foods' shareholders to:

                         (a)  secure the best value available to the
          Savannah Foods' shareholders;

                         (b)  evaluate critically and in an informed
          manner whether or not all material aspects of the Sale of Control are reasonable and in the best interest of Savannah Foods' shareholders;

                         (c)  determine whether the Sale of Control
          (i) adversely affects the value provided to the Savannah Foods' shareholders; (ii) inhibits or encourages alternative bids; and (iii) advances or retards the defendants' duty to secure for Savannah Foods' shareholders the best value available under the circumstances; and

                         (d)  ensure that mechanisms are in place to
          protect the interests of Savannah Foods' shareholders if they become minority shareholders of the new entity by restricting the unfettered exercise of voting control of Flo-Sun and the Fanjul family in significant corporate transactions.

                    14. The Individual Defendants have failed to discharge their obligations in the proposed Sale of Control transaction as described in paragraph 13. As a consequence, the Individual Defendants have violated their fiduciary duties to the stockholders of Savannah Foods in that they have failed to maximize shareholder value (including failing to actively pursue the acquisition of Savannah Foods by other companies or conducting an adequate market check) and have otherwise failed to take other steps to protect the interests of the Class.

                    15. Flo-Sun has knowingly aided and abetted the breaches of fiduciary duty committed by the Individual
          Defendants complained of herein. Indeed, the proposed Sale of Control could not take place without the knowing participation of Flo-Sun.

                    16.  Plaintiff and the Class will suffer
          irreparable damage unless the Individual Defendants are enjoined from breaching their fiduciary duties and from pursuing the proposed Sale of Control.

                    17. Plaintiff and the Class have no adequate remedy at law.

                    WHEREFORE, plaintiff demands judgment as follows:

                    A. Declaring this action to be a proper class action and certifying plaintiff as the representative of the Class;

                    B. Granting preliminary and permanent injunctive relief against consummation of the Sale of Control as described herein;

                    C.   In the event the Sale of Control is
          consummated, rescinding the Sale of Control and/or awarding rescissory damages to the Class;

                    D. Ordering defendants, jointly and severally, to account to plaintiff and other members of the Class for all damages suffered and to be suffered by them as the result of the acts and transactions alleged herein;

                    E.   Awarding plaintiff the costs and
          disbursements of the action including allowances for plaintiff's reasonable attorneys' and experts' fees; and

                    F. Granting such other and further relief as the Court may deem just and proper.

                                   ROSENTHAL, MONHAIT, GROSS
                                     & GODDESS, P.A.

                                   By:______________________________


                                      Suite 1401, Mellon Bank Center
                                      P.O. Box 1070
                                      Wilmington, DE  19899
                                      (302) 656-4433
                                      Attorneys for Plaintiff

          OF COUNSEL:

          WOLF POPPER LLP
          845 Third Avenue
          New York, New York 10022
          (212) 759-4600